As filed with the Securities and Exchange Commission on September 17, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2018

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina 28255

(Address of principal executive offices)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangeAct. ☐

ITEM 3.03.	Material Modification to Rights of Security Holders.

The information contained in Item 8.01 of this Report on Form 8-K (the “Report”) is incorporated by reference into this Item 3.03.

ITEM 8.01.	Other Events.

On September 17, 2018, notice was delivered to the holders of the Trust Securities (as defined below) that, on October 18, 2018 (the “Liquidation Date”), Merrill Lynch Capital Trust I and Countrywide Capital III (each, a “Trust” and collectively, the “Trusts”) will be liquidated, and the series of junior subordinated notes listed in the table below (the “Notes”) currently held by the Property Trustee of each Trust will be distributed pro rata to the holders of the series of trust preferred securities listed in the table below (the “Trust Preferred Securities”) and the trust common securities (the “Trust Common Securities” and together with the Trust Preferred Securities, the “Trust Securities”) issued by that Trust, all in accordance with the trust agreement relating to each Trust and the applicable indenture pursuant to which the Notes were issued (the “Liquidation”).

The following table sets forth information concerning each series of Notes that will be distributed to holders of the corresponding Trust Preferred Securities on the Liquidation Date.

Notes to be Distributed	Trust Preferred Securities to be Exchanged

Income Capital Obligations NotesSM initially due December 15, 2066 of Bank of America Corporation (as successor to Merrill Lynch & Co., Inc.) (the “Merrill Notes”) (CUSIP No. 060505179)	Merrill Lynch Capital Trust I Trust Preferred Securities (“Merrill Trust Preferred Securities”) (CUSIP No. 590199204) (NYSE: MER PrK)

8.05% Junior Subordinated Debentures due June 15, 2027 of Bank of America Corporation (as successor obligor to Countrywide Home Loans, Inc. by express assumption) and related guarantee (the “Countrywide Notes”) (CUSIP No. 06051GHP7)	Countrywide Capital III Subordinated Capital Income Securities, Series B (the “Countrywide Capital Securities”) (CUSIP No. 22237AAB2)

On the Liquidation Date, each $25 in liquidation amount of Merrill Trust Preferred Securities will be exchanged for $25 principal amount of Merrill Notes, and each $1,000 in liquidation amount of Countrywide Capital Securities will be exchanged for $1,000 principal amount of Countrywide Notes. Following the Liquidation, the Notes will remain subject to the provisions of the applicable existing indenture pursuant to which the Notes were issued, as amended to date.

No action by the holders of the Trust Preferred Securities is required in order to effect the distribution of the Notes in exchange for the Trust Preferred Securities. The exchange of the Trust Preferred Securities for the Notes will be effected by the property trustee of each Trust and the trustee under the applicable indenture pursuant to which the Notes were issued, through the facilities and following the procedures of The Depository Trust Company.

On December 17, 2018, the next business day following the scheduled interest payment date of December 15, 2018, holders of each series of Notes will receive an interest payment in an amount equal to the distribution that would have accrued on the Trust Securities as if the Liquidation had not occurred.

Bank of America Corporation (the “Corporation”) intends to apply to have the Merrill Notes listed on the New York Stock Exchange (“NYSE”) under the symbol MER PrK, which is the same symbol used for the Merrill Trust Preferred Securities, but there is no guarantee that the Corporation will be able to list the Merrill Notes. If approved for listing, the Corporation expects trading of the Merrill Notes on the NYSE to commence within 30 days after the Liquidation Date.

Forward-Looking Statements

Certain information contained in this Report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions difficult to predict or beyond the Corporation’s control. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in the Corporation’s 2017 Annual Report on Form 10-K and subsequent Securities and Exchange Commission filings. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

Dated: September 17, 2018

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